Exhibit 99.2

ACTIVESERVE, INC.

Unaudited Financial Statements

For the Three Months Ended October 31, 2020

ACTIVESERVE, INC.

BALANCE SHEETS

(Unaudited)

(In thousands)

	October 31,	July 31,
	2020	2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$325	$424
Accounts receivable, net	26	57
Prepaid and other current assets	114	27
Total current assets	465	508

LONG-TERM ASSETS:
Intangible assets, net	11	11
Property and equipment, net	4	4
Total assets	$480	$523

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$25	$3
Accrued liabilities	228	219
Note payable, current	-	1
Total current liabilities	253	223

LONG-TERM LIABILITIES:
Note payable	156	157
Total long-term liabilities	156	157

Total liabilities	409	380

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY:
Common stock, $0.01, 10,000 shares authorized, 2,000
issued and outstanding	-	-
Additional paid in capital	10	10
Retained earnings	61	133
Total stockholders' equity	71	143
Total liabilities and stockholders' equity	$480	$523

See accompanying notes to the unaudited financial statements

ACTIVESERVE, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$463	$522

Total operating revenues	463	522

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	138	142
Selling, general and administrative expense	273	265
Total operating expenses	411	407

OPERATING INCOME	52	115

OTHER INCOME (EXPENSE):
Income tax expense	(7)	(7)
Total other expense	(7)	(7)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$45	$108

See accompanying notes to the unaudited financial statements

ACTIVESERVE, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

THREE MONTHS ENDED OCTOBER 31, 2020

(Unaudited)

(In thousands, except for share amounts)

	Common		Additional	Retained	Total stockholders'
	Shares	Par	paid in capital	earnings	equity
BALANCE, July 31, 2020	2,000	$-	$10	$133	$143

Cash dividends paid	-	-	-	(117)	(117)
Net income	-	-	-	45	45

BALANCE, October 31, 2020	2,000	$-	$10	$61	$71

See accompanying notes to the unaudited financial statements

ACTIVESERVE, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended October 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45	$108
Adjustments to reconcile net loss to cash used in by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	31	10
Prepaid expenses and other current assets	(87)	(6)
Accounts payable	22	(22)
Accrued expenses	9	27
Net cash provided by operating activities	20	117

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for dividends	(117)	(41)
Principal payment on debt	(2)	(4)
Net cash used in financing activities	(119)	(45)

INCREASE IN CASH AND CASH EQUIVALENTS	(99)	72
CASH AND CASH EQUIVALENTS, beginning of period	424	129

CASH AND CASH EQUIVALENTS, end of period	$325	$201

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Income tax paid	$-	$-

See accompanying notes to unaudited financial statements

ACTIVESERVE, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2020

NOTE 1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in connection with ActiveServe, Inc.’s, business combination with T3 Communications, Inc., a Florida corporation (“T3 Florida”), a subsidiary of Digerati Technologies, Inc.(“Digerati”), and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Digerati in its current report on Form 8-K/A.

The accompanying unaudited interim financial statements of ActiveServe, Inc. (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended July 31, 2020, included elsewhere in this Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended July 31, 2020, included elsewhere in this Form 8-K/A have been omitted.

NOTE 2 – NOTES PAYABLE

On July 18, 2014, the Company entered into a financing agreement with Bank of America, N.A., for $50,000, under a line of credit for working capital, with a maturity date of September 1, 2015. Subsequentially, on July 31, 2015, the Company entered into a loan modification agreement, were by the maturity date was extended until August 18, 2020. The interest rate under the loan agreement is equal to the Bank’s Prime Rate, plus 2.75%, per annum. The amended loan agreement is for 60 months, with the first payment due on September 18, 2015, and with a monthly principal payment of $833. The loan is secured by the Company’s equipment, inventory, and accounts receivable. On August 18, 2020, the obligation was paid in full. During the three months ended October 31, 2020, the Company made a total principal payment of $834. The total outstanding balance as of October 31, 2020, and July 31, 2020, were $0 and $834, respectively.

On February 1, 2017, the Company entered into a financing agreement with Ford Credit, for a principal amount of $26,637 and financing charges of $2,451. The financing is for a Company vehicle, with a maturity date of January 18, 2023, and interest rate under the financing agreement at 2.90%, per annum. The financing agreement is for 72 months, with the first payment due on March 18, 2017, and with a monthly principal and interest payment of $404. The financing agreement is secured by the vehicle acquired. During the three months ended October 31, 2020, the Company made a total principal payment of $1,127. The total outstanding balance as of October 31, 2020, and July 31, 2020, were $10,915 and $12,042, respectively. Subsequentially on January 13, 2021, the obligation was paid in full.

On May 1, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $145,370 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was secured through Bank of America, National Association (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company was required to make 18 monthly principal payments in the amount of $8,076 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contained events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. The total outstanding balance as of October 31, 2020, and July 31, 2020, was $145,370. Subsequently, on March 9, 2021, the SBA informed the Company that the total outstanding principal balance of $145,370 and accrued interest of $1,227 were forgiven. On March 9, 2021, the Company recognized a gain on settlement of debt of $145,370.

NOTE 4 – CAPITAL STOCK

As of October 31, 2020, the Company had 10,000 authorized common shares, of which 2,000 founder shares were issued,

and outstanding, with a $0.01 par value per share.

NOTE 5 – SUBSEQUENT EVENTS

On November 17, 2020, T3 Communications, Inc., a Florida corporation (“T3 Florida”), a subsidiary of Digerati Technologies, Inc., executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of  potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,140,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months. During the period ended April 30, 2021, the Company made one of the quarterly principal payments of $136,250, and a payment of $11,000 towards the Holdback amount, the total principal outstanding on the notes as of April 30, 2021, was $1,267,750.

In connection with the Purchase Agreement, the Company entered with the Note Holders into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of ActivePBX. Under the Consulting Agreements, the Company will pay on an annual basis $90,000 to each the consultants.